UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (May 17, 2006) May 17, 2006

CollaGenex Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28308	52-1758016
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Newtown, PA	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 579-7388

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 17, 2006, CollaGenex Pharmaceuticals, Inc. (the “Company”) announced that it had submitted additional information to the U.S. Patent and Trademark Office (the “USPTO”) that may be relevant to the examination of U.S. Patent Application, Serial No. 10/117,709. This application relates to the use of sub-antimicrobial and non-antimicrobial tetracyclines for the treatment of acne and acne rosacea, including Oracea™ and incyclinide. The USPTO issued a Notice of Allowance of this patent application in August 2005, and a patent was scheduled to issue on May 23, 2006.

The Company’s submission to the USPTO consists of references that could be relevant to the examination of the allowed patent application. The Company recently became aware of these references, which had not been identified during the patent prosecution process. In order to comply with its duty of disclosure to the USPTO, the Company has submitted this information with a petition and request for continued examination. Under this process, the USPTO considers whether the newly disclosed references affect the breadth or patentability of any of the previously allowed claims. The continued examination will delay any issuance of the patent and is expected to take at least six months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLAGENEX PHARMACEUTICALS, INC.

Date: May 17, 2006	By:	/s/ Nancy C. Broadbent
Nancy C. Broadbent Chief Financial Officer (Principal Financial Officer)